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                                                                   Exhibit 10(c)

                                  OXFORD HEALTH

                        SPECIAL SALARY CONTINUATION PLAN

                                    ARTICLE I

                      Purpose and Establishment of the Plan

         Oxford Health Plans, Inc. (the "Company") hereby establishes and adopts the Oxford Health Special Salary Continuation Plan (the "Plan"). The purpose of the Plan is to provide supplemental severance benefits to certain employees of the Company and its subsidiaries. The Plan is intended to constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE II

                                   Definitions

2.10 "Acquirer" shall mean any business entity which consummates a Change-in-Control Transaction with the Company.

2.20 "Annual Base Salary" shall mean the Participant's annual base salary on January 1 of the Plan Year, plus any shift differentials.

2.30 "Attachment A" shall mean the schedule of benefits which sets forth the benefits in Section 4.1(a).

2.40     "Board" shall mean the board of directors of the Company.

2.50     "Cause" shall mean:

         (a0) The commission of any fraud or embezzlement against the Company;

         (b0) The willful and continued refusal to perform duties or willful and continued refusal to comply with directives of superiors, in each case after the Employee's failure to remedy such conduct within 5 days after receiving written notice from the Company;

         (c0)     The conviction of a felony; or

         (d0) An order by, or an agreement by an Employee with, an appropriate governmental health care regulatory agency removing or otherwise disqualifying an Employee from employment with the Company or any of its affiliates.

2.6 "Change-in-Control Transaction" shall mean the occurrence of any of the following events with respect to a Company:
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         (a0)     Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding voting securities; or

         (b0) A change in the composition of the Board occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the "look-back date" (as defined below) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company on the "look-back date" and who were still in office at the time of the election or nomination; or

         (c0) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

         (d0) The stockholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         For purposes of this Section, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company, and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

         For purposes of this Section, the term "look-back date" shall mean the date 24 months prior to the change in the composition of the Board.

         Any other provision of this Section notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Company:

                  (i) A transaction, the sole purpose of which is to change the state of the Company's incorporation; or

                  (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the

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                           Company's common stock immediately preceding such
                           transaction; and provided, further, that the surviving corporation expressly assumes this Plan.

2.7 "Company" shall mean Oxford Health Plans, Inc., its subsidiaries on the Effective Date, and any subsidiary or affiliate which adopts this Plan and any successor thereto.

2.8      "Effective Date" shall mean August 28, 1998.

2.9 "Employee" shall mean a person who renders services to the Company as a common law employee or officer.

2.10 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time and any regulations promulgated thereunder and interpretations as such may effect this Plan.

2.11     "Good Reason" shall mean:

         (a)      Any reduction in Annual Base Salary greater than 10%;

         (b) Relocation of the Employee's place of employment or service to a location more than twenty-five (25) driving miles from each of the Employee's existing place of employment and the Employee's primary residence or involving an unreasonable increase in the Employee's commute from residence to the new location; or

         (c) A significant change in regularly scheduled work-week hours of the Employee.

2.12 "Participant" shall mean any Employee (except an Employee who is not designated as eligible by the Company) who becomes covered under the Plan in accordance with Article III.

2.13 "Plan" shall mean the Oxford Health Special Salary Continuation Plan, as from time to time amended.

2.14 "Plan Administrator" shall mean the person or entity appointed to manage and administer the Plan, as provided in Article V.

2.15 "Release" shall mean a contract between the Participant and the Company or Acquirer, whereby the Participant accepts Severance Pay on the condition that he will release the Company or Acquirer of any liability for the Participant's Termination of Employment.

2.16 "Severance Pay" shall mean payment received by the Participant under this Plan.

2.17 "Termination of Employment" shall mean when the Employee's employment or service is terminated:

         (a)      By the Employee for Good Reason; or

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         (b)      By the Company or Acquirer without Cause.

                                   ARTICLE III

                                   Eligibility

         As determined by the Company, an Employee shall become a Participant in the Plan upon his Termination of Employment (i) within eighteen (18) months after the consummation of a Change-in-Control Transaction, with respect to the Company he or she is employed by or (ii) in contemplation of a Change-in-Control Transaction prior to the consummation thereof. No Employee will become a Participant until the Employee signs an appropriate Release.

                                   ARTICLE IV

                                    Benefits

4.1      Severance Pay. Upon Termination of Employment in accordance with
         Article III, a Participant will receive Severance Pay equal to the greater of (a) or (b) below:

         (a)      The benefit provided by Attachment A; or

         (b) The benefit provided under any agreement entered into between the Company and the Participant prior to the date of the Change-in-Control Transaction.

         The first four weeks of Severance Pay shall be paid unconditionally. Any remaining Severance Pay may, at the discretion of the Plan Administrator, be offset on a weekly basis by salary earned at a new employer.

4.2 Welfare Benefits. Each Participant will receive continuation of medical and other welfare benefits for a period of weeks equal to the number of weeks of Severance Pay.

4.3 Form of Payment of Severance Pay. Severance Pay will be paid in periodic payments according to the Participant's regular payroll schedule, provided that the Plan Administrator reserves the right at any time to pay the remaining Severance Pay in a single lump sum payment.

                                   ARTICLE V0

                                 Administration

5.1 Plan Administrator. The general administration of the Plan, and the responsibility for carrying out the provisions hereof, shall be the responsibility of the Plan Administrator. The Plan Administrator shall be appointed by the Board.

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5.2      Powers and Duties of the Plan Administrator. The Plan Administrator
         shall have complete control of the administration of the Plan, with all powers necessary to enable it properly to carry out its duties in that respect including the authority to:

         (a) Interpret this Plan and to determine all questions arising in the administration, construction and application of the Plan. The decision of the Plan Administrator upon all matters within the scope of its authority shall be conclusive and binding on all parties.

         (b) Obtain from the Company and from Employees such information as shall be necessary for the proper administration of the Plan, and, when appropriate, to furnish such information promptly to persons entitled thereto;

         (c) Prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan;

         (d) Furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

         (e) Establish and maintain such accounts in the name of the Company and of each Employee as are necessary.

         The Plan Administrator shall have the authority, in its sole discretion, to delegate its authority hereunder to a committee of one or more persons for the purpose of administering claims for benefits of Participants under the Plan (a "Claims Committee"). In the event that one or more Claims Committees are established hereunder, such committees shall have the full authority of the Plan Administrator to the extent provided hereunder.

5.3 The Company, as Plan Sponsor. The Company shall be responsible for all functions assigned or reserved to it under the Plan, including the right to remove or replace the Plan Administrator or members of any Claims Committee. Any authority assigned or reserved to the Company under the Plan, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Board.

5.4 Named Fiduciary. The Plan Administrator is hereby designated the "named fiduciary" of the Plan (within the meaning of Section 402 of ERISA).

5.5 Claims Procedure. It is not necessary that a Participant apply for benefits under the Plan. However, if a Participant wishes to file a claim for benefits:

         (a) All claims for benefits shall be in writing and shall be filed with the Plan Administrator.

         (b) If the Plan Administrator (or any applicable Claims Committee) wholly or partially denies a Participant's claim for benefits hereunder, the Plan

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                  Administrator (or any applicable Claims Committee) shall give the Participant written notice within thirty (30) days after the receipt of the claim setting forth:

                  (1)      0The specific reason(s) for the denial;

                  (2) Specific references to pertinent Plan provisions on which the denial is based;

                  (3) A description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

                  (4)      An explanation of the Plan's review procedure.

         (c) In the event of a benefit claim denial, a Participant shall have sixty (60) days after the day on which such written notice of denial is received in which to apply (in person or by authorized representative) in writing to the Plan Administrator (or any applicable Claims Committee) for a full and fair review of the denial of the claim. In connection with such review, the Participant (or his or her representative) shall be afforded a reasonable opportunity to review pertinent documents and may submit issues and comments in writing. If requested by the Participant, the Plan Administrator (or any applicable Claims Committee) shall arrange a meeting with the Participant and/or representative within thirty (30) days after receipt of such written request therefor, for the purpose of hearing the Participant's contentions and receiving such relevant evidence as the Participant may wish to offer.

         (d) The Plan Administrator (or any applicable Claims Committee) shall issue a decision on review within (60) days after the receipt of the Participant's written request. The decision of the Plan Administrator (or any applicable Claims Committee) shall be in writing and shall set forth specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

         (e) If a Participant's claim is denied by the Plan Administrator (or any applicable Claims Committee) and such Participant has exhausted the remedial procedures set forth herein, such Participant may bring an action in any federal or state court of competent jurisdiction.

5.6 Agents. The Plan Administrator may employ such agents to perform clerical and other services, and such counsel, accountants and actuaries as it may deem necessary or desirable for administration of the Plan. The Plan Administrator may rely upon the written opinions or certificates of any agent, counsel, or actuary.

5.7 Indemnification. In connection with any action or determination, the Plan Administrator shall be entitled to rely upon information furnished by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless the Plan Administrator

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         (as well as each person delegated by the Plan Administrator to act on its behalf, including, without limitation, any member of a Claims Committee) against any personal liability or expense incurred by him as a result of any act or omission in his capacity as Plan Administrator, except for his own gross negligence or willful misconduct. Such indemnification shall include attorney's fees and other costs and expenses reasonably incurred in defense of any action brought against the individual by reason of any such act of failure to act.

5.8 Procedures. The Plan Administrator shall adopt such bylaws as it deems desirable and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Plan Administrator shall keep a record of all actions and forward all necessary communications to the Company. The Plan Administrator shall keep records containing all relevant data pertaining to any person affected hereby and his rights under the Plan.

5.9 Co-Fiduciary Breach. All references in this paragraph to any committee shall apply as well to individual members of the committee and to the Plan Administrator. No bond or other security shall be required of the Plan Administrator or any member of the Claims Committee unless he handles funds or other property of the Plan. Neither the Plan Administrator nor any member of the Claims Committee shall be liable or responsible for the acts of commission or omission of another fiduciary unless:

         (a) He knowingly participates or knowingly attempts to conceal the act or omission of another fiduciary and knows that the act or omission is a breach of fiduciary responsibility by the other fiduciary; or

         (b) He has knowledge of a breach by the other fiduciary and does not make reasonable efforts to remedy the breach; or

         (c) The breach of his own fiduciary responsibility permits the other fiduciary to commit a breach.

5.10 Standard of Review. The Plan Administrator (and to the extent delegated, the Claims Committee) shall have sole discretion to make decisions regarding an Employee's benefits and such decision shall be conclusive and binding on all parties. The Plan Administrator, in its discretion, shall have the authority to interpret all provisions of this Plan, and to make all decisions regarding administration of the Plan and eligibility for benefits under the Plan, and such interpretation shall be conclusive and binding on all parties. All decisions of the Plan Administrator with respect to this Plan shall be respected unless arbitrary and capricious.

5.11 Resignation or Removal. The Plan Administrator or any member of the Claims Committee may resign by giving written notice to the Company not less than fifteen (15) days before the effective date of his resignation. Any Plan Administrator or Claims Committee member may be removed, without cause, by the Board, which Board shall fill

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         vacancies as soon as reasonably possible after a vacancy occurs. Until a new appointment is made, the remaining members of the Claims Committee shall have full authority to act.

                                   ARTICLE VI

                         Plan Amendment And Termination

         The Company shall have the right at any time, and from time to time, to amend, in whole or in part, and to terminate any and all of the provisions of this Plan, but only prior to, and not in contemplation of, a Change-In-Control Transaction.

                                   ARTICLE VII

                                  Miscellaneous

7.1 Interests Not Transferable. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

7.2 Notice. Any notice or other communication required or permitted pursuant to the terms of this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his last known address.

7.3 Construction of Plan. Subject to ERISA, this Plan shall be construed according to the laws of the State of Connecticut and all provisions hereof shall be administered according to the laws of the State of Connecticut.

7.4 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

7.5      Miscellaneous.

         (a) All actions or determinations of the Plan Administrator or the Company hereunder shall be made or result from uniform standards applied in a nondiscriminatory manner with respect to all Employees.

         (b) Any person affected hereby may consult with the Plan Administrator on any matters relating to his interest in the Plan.

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         (c)      Neither the Plan Administrator nor any member of the Claims
                  Committee shall vote or decide upon any matters relating solely to himself or to any of his rights or benefits under this Plan.

         (d) Any act which the Plan authorizes or requires the Plan Administrator to act which has been delegated to the Claims Committee may be done by a majority of the members of the Claims Committee at the time; and the action of such majority by a vote at a meeting, or in writing without a meeting shall constitute the action of the Claims Committee and shall have the same effect for all purposes as if assented to by all of the members of the Claims Committee at the time in office.

7.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Plan all federal, state, city and local taxes as shall be legally required.

7.7 No Right to Company Assets. A Participant shall not acquire by reason of the Plan any right in or title to any assets, funds or property of the Company. Any benefits which become payable hereunder (i) are unfunded obligations of the Company and (ii) shall be paid from the general assets of the Company.

7.8 Employment Rights. Participation in the Plan will not give a Participant the right to be rehired or retained in the employ of the Company, nor will participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless specifically provided under the terms of the Plan.

7.9 Delegation of Authority by Company. Whenever the Company under the terms of this Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by any duly authorized delegate.

7.10 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         IN WITNESS WHEREOF, this Plan has been duly executed by Oxford Health Plans, Inc. this ____ day of ___________________, 199__.

                                       OXFORD HEALTH PLANS, INC.

                                       By
                                         --------------------------------------
                                         Its

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ATTACHMENT A

The Severance Pay under Section 4.1(a) is the greater of one week's salary for each 6 months completed of continuous service to a maximum of twenty-six weeks, or the minimum amount based on the following formula:

         Annual Pay or Position                      Minimum Severance Payment
         ----------------------                      -------------------------
         $40,000 or less                                      4 weeks

         $40,001 to $60,000                                   6 weeks

         $60,001 to $80,000                                   8 weeks

         $80,001 and over                                     10 weeks

         Director                                             6 months

         Vice President                                       12 months

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